EXHIBIT 10.7

                       GARDNER RESOURCES LICENSE AGREEMENT


                                LICENSE AGREEMENT

This License Agreement (this "Agreement") is made effective as of October 24, 2000 between Gardner Resources, of 188 Bay Avenue, Highlands, New Jersey 07732 and GO-RACHELS.COM, of 8120 Penn Avenue, Bloomington, Minnesota 55431.

In the Agreement, the party who is granting the right to use the licensed property will be referred to as "Gardner", and the party who is receiving the right to use the licensed property will be referred to as "Rachels".

The parties agree as follows:

1. GRANT OF LICENSE. Gardner owns Marketing and manufacturing rights for "Death Rain" brand potato chips (the "Brand"). In accordance with this Agreement, Gardner grants Rachels an exclusive license to use the Brand. Gardner retains title and ownership of the Brand. Gardner retains control of product development of the Brand. Rachels shall use the Brand in strict accordance with the recipes and formulations of Gardner. This grant of license is for a period of five years. The grant of license applies solely to the following described geographical area: North America.

2. PAYMENT OF ROYALTY. Rachels will pay to Gardner a royalty which shall be calculated as follows: Gardner will receive 100,000 shares of Rachels stock. Gardner will also be granted a warranty to purchase 100,000 shares at market price on date of signing. Warrants are exercisable 20% per year for a period of five (5) years or for as long as the contract is in effect, whichever period is shorter.

3. MODIFICATIONS. Unless the prior written consent of Gardner is obtained, Rachels may not modify or change the Brand in any manner.

4. DEFAULTS. If Rachels fails to abide by the obligations of this Agreement, including the obligation to make a royalty payment when due, Gardner shall have the option to cancel this Agreement by providing 90 days written notice to Rachels. Rachels shall have the option of preventing the termination of this Agreement by taking corrective action that cures the default, if such corrective action is taken prior to the end of the time period stated in the previous sentence, and if there are no other defaults during such time period.

5      ARBITRATION. All disputes under this Agreement that cannot be resolved by the parties shall be submitted to arbitration under the rules and regulations of the American Arbitration Association. Either party may invoke this paragraph after providing 30 days written notice to the other party. All costs of arbitration shall be divided equally between the parties. Any aware may be enforced by a court of law.

6. TRANSFER OF RIGHTS. This Agreement shall be binding on any successors of the parties. Neither party shall have the right to assign its interests in this Agreement to any other party, unless the prior written consent of the other party is obtained.


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7.     TERMINATION. This Agreement may be terminated by either party by providing 180 days written notice to the other party. This Agreement shall terminate automatically on January 02, 2006, unless renewed by way of an option to renew granted elsewhere in this document.

8. RENEWAL. Rachels shall have the option to renew this agreement for an additional period of five (5) years, by notifying Gardner in writing 180 days prior to the end of the base period. Should Rachels elect to renew the grant of license, Rachels shall pay a royalty for the renewal term in the form of a warrant to purchase 50,000 shares of common stock of Rachels at market price as determined on the close of business as of the day of signing of this agreement.

9. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

9. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

10. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

11. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

12. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of New Jersey.

Licensor:
Gardner Resources

By:                        /s/               Date              10/24/00
    ------------------------------------          ------------------------------
         Blair Lazar
         CEO

Licensee:
GO-RACHELS.COM

By:                        /s/               Date              10/24/00
    -----------------------------------           ------------------------------
         Lawrence Castriotta
         CEO